Exhibit 15.2

Global Law Office

April 17, 2026

To: Zhihu Inc. (the “Company”)

18 Xueqing Road

Haidian District, Beijing 100083

People’s Republic of China

Dear Sir/Madam,

We consent to the reference to our firm under the captions of “Item 3.Key Information—Our Holding Company Structure and Contractual Arrangements with the VIEs and Their Shareholders”, “Item 3.Key Information—Permissions Required from the PRC Authorities for Our Operations” “Item 3.D—Risk Factors” , “Item 4.B—Business Overview—Regulation” and “Item 4.B—Business Overview—User Privacy and Data Security” in the Annual Report on Form 20-F of the Company for the year ended December 31, 2025, which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of April 2026 and further consent to the incorporation by reference into the Company’s registration statement on Form S-8 (File No. 333-256178) that was filed on May 17, 2021, pertaining to the Company’s 2012 Incentive Compensation Plan, the Company’s registration statement on Form S-8 (File No. 333-265451) that was filed on June 7, 2022, pertaining to the Company’s 2022 Share Incentive Plan, and the Company’s registration statement on Form F-3 that was filed on August 8, 2022 (No. 333-264200). We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report on Form 20-F for the year ended December 31, 2025.

Yours faithfully,

[Signature Page by Global Law Office]

Yours Sincerely,

/s/ Global Law Office
Global Law Office